SCHEDULE 4.21

The Borrower's $57.5 million aggregate principal amount of 3.25% Convertible Senior Subordinated Notes due 2017, issued pursuant to the Indenture, dated September 11, 2012, among the Borrower, the guarantors named therein and U.S. Bank National Association, as trustee.
The Borrower's $86.3 million aggregate principal amount of 3.0% Convertible Senior Subordinated Notes due 2018, issued pursuant to the Indenture, dated March 11, 2013, among the Borrower, the guarantors named therein and U.S. Bank National Association, as trustee.